Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), is made and entered into as of May 10, 2008, by and among Unigene Laboratories, Inc., a Delaware corporation (the “Company”), and Tin Lon Investment Limited, a Hong Kong limited liability company (the “Investor”).

1. PURCHASE AND SALE OF SHARES

1.1. Shares and Purchase Price. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company 1,080,000 shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), and such Shares of Common Stock to be purchased at a purchase price of $1.86 per share (the “Share Purchase Price”) for an aggregate purchase price of $2,008,800.00 (the “Purchase Price”).

1.2. Payment of Purchase Price. The Investor shall pay the Purchase Price by delivering immediately available funds in United States Dollars by wire transfer no later than the Closing Date (as defined herein) to the Company in accordance with the wire transfer instructions provided to the Investor in writing by the Company at least two business days prior to the Closing Date.

1.3. Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur, subject to the satisfaction or waiver of the conditions set forth in Section 1.4 and Section 1.5 below, by exchange and delivery of this Agreement by facsimile or other means of electronic transmission and the delivery of the Purchase Price at such time and place or by such other means as the Company and the Investor shall mutually agree upon. The date upon which the Closing actually occurs is herein referred to as the “Closing Date”. The offer and sale of the Shares to the Investor at the Closing Date pursuant to the terms of this Agreement shall be referred to herein as the “Offering.”

1.4. Conditions to the Investor’s Obligation to Complete the Purchase at the Closing. The Investor’s obligation to purchase the Shares from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof: the representations and warranties of the Company set forth in Article 2 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date)), and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date.

1.5. Conditions to the Company’s Obligation to Complete the Sale at the Closing. The Company’s obligation to issue and sell the Shares to the Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a) The Investor shall make payment to the Company by wire transfer of the Purchase Price in accordance with Section 1.2; and

(b) The representations and warranties of the Investor set forth in Article 3 hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and the Investor shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date.

1.6. Issuance of Shares. The Company shall authorize its transfer agent to issue and the transfer agent shall issue one or more stock certificates registered in the name of the Investor, or in such name of nominee(s) designated by the Investor in writing, representing in the aggregate the Shares, which certificate shall be delivered to the Investor at the Closing or shall be sent to the Investor by international Federal Express on the first business day following the Closing Date.

1.7. Subscription; Termination Date. The Investor acknowledges and agrees that this Agreement shall be binding upon the execution by the Investor of its signed counterpart signature page to this Agreement and the delivery thereof to the Company (the “Subscription”), provided, however, that in the event that the Closing shall not have occurred on or prior to 11:59 p.m. on May 12, 2008 (such date subject to extension by up to 15 days by the Company by written notice thereof to the Investor), this Agreement shall be terminated and be of no force and effect. The Investor hereby acknowledges and agrees that the Subscription hereunder is irrevocable by the Investor, and that, except as required by law applicable to the Agreement and the transactions contemplated thereby in the United States, the Investor is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Investor hereunder.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the disclosure letter from the Company to the Investor dated as of the date hereof (the “Disclosure Letter”) or as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to the Investor as follows:

2.1. Organization and Qualification. The Company is duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in Delaware and in each jurisdiction in which it owns or leases property or transacts business, except where the failure to be so qualified and in good standing would not have a material adverse effect upon the business, assets, financial condition or results of operation of the Company, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

2.2. Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other party hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3. Reporting Status. The Company has filed all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2006 (the “SEC Documents”). The SEC Documents complied as to form in all material respects with the requirements of the Securities and Exchange Commission (the “SEC”) as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

2.4. Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company consists of 135,000,000 shares of Common Stock, of which (i) 87,753,715 shares were issued and outstanding at the close of business on April 28, 2008, (ii) 3,958,315 shares were reserved for issuance at the close of business on March 31, 2008 pursuant to options outstanding exercisable or exchangeable for shares of Common Stock and (iii) 2,371,571 shares were reserved for issuance at the close of business on March 31, 2008 pursuant to warrants outstanding exercisable or exchangeable for, or convertible into, shares of Common Stock. Other than the number of securities indicated in clauses (ii) and (iii) of the previous sentence, there were as of March 31, 2008 no other securities of the Company issued or outstanding which are exercisable or exchangeable for, or convertible into, shares of Common Stock.

The issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares to be sold pursuant to the Agreement have been duly and validly authorized, issued, fully paid and nonassessable, subject to no lien, claim, or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor).

2.5. No Violations; No Consents. The Company is not in violation of any of its governing documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body is required for the execution and delivery of this Agreement by the Company or the sale of the Shares to be sold by the Company pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under United States federal securities laws.

2.6. Principal Market Compliance. As of the Closing Date, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is quoted on the NASD OTC Bulletin Board (the “Principal Market”), and the Company has taken no action intended to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market. As of the Closing Date, the Company has not been notified that it is currently in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances currently existing with respect to the Company that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

2.7. No Registration, Integration, etc. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investor in Article 3 hereof, no registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), is required in connection with the offer and sale of the Shares by the Company to the Investor as contemplated by this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

The Investor represents, warrants and covenants to the Company as follows:

3.1. Certain Securities Law Representations and Warranties; Restrictions on Transfer.

(a) The Investor (i) is an “accredited investor” as defined in Regulation D under the Securities Act, (ii) has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of investments in securities issued by the Company and investments in comparable companies, (iii) can bear the economic risk of a total loss of its investment in the Shares and (iv) has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares.

(b) The Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

(c) The Investor was not organized for the specific purpose of acquiring the Shares.

(d) The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge

of) any of the Shares except in compliance with this Agreement (including but not limited to Section 3.1(m)), the Securities Act and the Exchange Act, applicable state securities laws and the rules and regulations promulgated thereunder, and in the event that any of the foregoing actions are taken in a jurisdiction other than the United States, all applicable laws, regulations and rules of those countries or other jurisdictions.

(e) The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, representations, warranties, covenants, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. The Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Investor further agrees to indemnify and hold harmless the Company, its respective directors, executive officers and each other Person (as defined herein), if any, who controls or is controlled by the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false, misleading or incomplete representation, declaration or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Agreement or in any other document furnished by the Investor to the Company in connection with the Offering. As used in this Agreement, “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof or any other entity of any kind.

(f) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the Offering.

(g) The Investor acknowledges that no action has been or will be taken by the Company in any jurisdiction outside the United States that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. The Investor agrees to comply with all applicable laws and regulations in the United States and in each country or other jurisdiction other than the United States in which it may directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or have in its possession or distribute any offering material in connection therewith, in all cases at its own expense.

(h) The Investor has been furnished with all materials relating to the business, financial condition, results of operations, properties, management, operations and prospects of the Company, including materials relating to the terms and conditions of the offer and sale of the Shares, which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company and has received answers from an authorized representative of the Company that are satisfactory to the Investor. Notwithstanding the foregoing, in entering into this Agreement, the Investor represents that it is relying solely on the representations, warranties, covenants and agreements set forth in this Agreement, which document supersedes and replaces any other written or oral information communicated to the Investor.

(i) The Investor is not a “U.S. Person” (as defined in Rule 902(k) under the Securities Act) (“U.S. Person”), is not acquiring the Shares for the account or benefit of any U.S. Person and (x) has its principal address outside the United States and (y) was located outside the United States at the time any offer to buy the Shares was made to the undersigned and at the time that the buy order was originated by the Investor.

(j) The Investor is acquiring the Shares in an offshore transaction within the meaning of and in accordance with Rules 901 through 905 of Regulation S promulgated under the Securities Act (“Regulation S”).

(k) The Investor is not acquiring, and has not entered into any discussions regarding the Investor’s acquisition of, the Shares while the Investor was in the United States or any of its territories or possessions.

(l) The Investor became aware of this Offering, and the Shares were offered to the Investor, solely by means of direct contact between the undersigned and the Company, and not by any other means, including by any form of general solicitation or general advertising.

(m) The Investor understands that the Shares may not and will not be resold or transferred except (i) to the Company, (ii) to a Person who is not a U.S. Person in an “offshore” transaction pursuant to Regulation S in accordance with the provisions of Regulation S, (iii) pursuant to a registration statement that has been declared effective under the Securities Act or (iv) pursuant to another available exemption from registration under the Securities Act and any applicable state securities laws or applicable securities laws, rules or regulations of any other country or jurisdiction. The Investor further understands that the transfer agent for the Company will not be required to accept for registration of transfer any Shares except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. The Investor acknowledges that the Company reserves the right prior to any offer, sale or other transfer of the Shares to require the delivery of an opinion of counsel, certifications and/or other information reasonably satisfactory to the Company. The Investor further understands that any certificates representing Shares will bear the legend indicated in Section 3.2(a) hereof.

(n) The Investor is familiar with the rules and restrictions set forth in Regulation S and have not undertaken and will not undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Shares.

(o) The Investor has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement and has relied solely upon the independent investigation made by the Investor.

3.2. Legends.

(a) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, any certificates representing the Shares (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (in addition to any other legends that may be required by The Depository Trust Company or deemed necessary by the Company to ensure compliance with the Securities Act), shall bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

THE HOLDER OF THE SHARES AGREES FOR THE BENEFIT OF UNIGENE LABORATORIES, INC. (THE “COMPANY”), AND ITS AGENTS THAT, ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT: (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A “QUALIFIED INSTITUTIONAL BUYER” PURSUANT TO RULE 144A, (III) TO A PERSON WHO IS NOT A UNITED STATES PERSON IN AN “OFFSHORE” TRANSACTION PURSUANT TO REGULATION S OR (IV) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AS CONFIRMED TO THE COMPANY BY AN OPINION OF COUNSEL IF REQUESTED, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY JURISDICTION. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY SHALL REFUSE TO REGISTER ANY SALE OR TRANSFER OF THE SECURITY NOT MADE IN ACCORDANCE WITH THE SECURITIES ACT. THE HOLDER ALSO AGREES NOT TO CONDUCT ANY HEDGING TRANSACTIONS INVOLVING THE SHARES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed (i) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act, or (ii) if the Shares have been resold or transferred otherwise in compliance with the Securities Act and the provisions of this Agreement, including but not limited to Section 3.1(m). The Company may make a notation on its records and/or provide instruction to its transfer agent regarding the Company’s stock transfer records, consistent with the provisions of this Section 3.2.

3.3. Authorization; Enforcement; Validity. The Investor has full right, power, authority and capacity (corporate, statutory or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4. No Violations; No Consents. The Investor is not in violation of any of its governing documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Investor or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to materially adversely affect the validity or enforceability of, or the authority or ability of the Investor to perform its obligations under, this Agreement. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body is required for the execution and delivery of this Agreement by the Investor or the purchase of the Shares to be sold to the Investor pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under United States federal securities laws.

3.5. Certain Trading Limitations. The Investor (i) represents that on and from the date the Investor first became aware of the Offering until the date hereof it has not and (ii) covenants that for the period commencing on the date hereof and ending on the date six months after the Closing Date it will not, nor will any Person who directly, or indirectly through one or more intermediaries, or controls, or is controlled by or is under common control with (any such Person an “Affiliate” of such other Person) the Investor, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock of the Company by the Investor or any other Person in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

3.6. SEC Reports. The Investor has reviewed copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (and any amendments thereto), the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders, (and any amendments thereto) and each of the Company’s Current Reports on Form 8-K filed since December 31, 2007 (and any amendments thereto).

3.7. Total Ownership of Common Stock. As of the date hereof, and as of the time immediately following the Closing, the Investor’s total ownership of Common Stock in the aggregate together with its Affiliates will not be greater than 4,387,685 shares (i.e., the number of shares equal to 5% of the total number of shares of Common Stock indicated by the Company in Section 2.4 to have been issued and outstanding at the close of business on April 28, 2008).

3.8. Anti-Money Laundering, Anti-Terrorist and Asset Control Regulations. The Investor represents and warrants that none of the Investor, any Affiliate of the Investor, nor, to the knowledge of the Investor after due inquiry, any Person having a 5% or more direct or indirect ownership interest in the Investor (i) is a Person listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank, (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure or (v) is otherwise prohibited from investing in the Company pursuant to applicable anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (i) through (v) collectively, a “Prohibited Investor”). The Investor agrees to provide the Company, promptly upon request, with all information that the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. The Investor consents to the disclosure to regulators and/or law enforcement authorities by the Company and its Affiliates and agents of such information about the Investor as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders.

4. ADDITIONAL COVENANTS.

4.1. Trading Market. The Company shall use commercially reasonable efforts to comply with all requirements of the Principal Market with respect to the continued quotation of its Common Stock, including the Shares. The Company agrees that if the Company applies to have its Common Stock traded on any other trading market, it will use commercially reasonable efforts to cause the Shares to be listed or quoted on such other trading market.

4.2. 8-K Filing and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., U.S. eastern time, on the day following the date hereof, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing. Neither the Company nor the Investor shall issue any press releases or any other public statements (other than any filings required pursuant to applicable securities laws) with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to (i) issue any press release or make any other public disclosure (including a press release (concerning the offering of the Shares) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions as is required by applicable laws and regulations and (ii) make such other filings and notices which it reasonably believes are required by the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder in the manner and within the time required by the SEC.

5. MISCELLANEOUS.

5.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if sent internationally, by international Federal Express or other internationally recognized courier service or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by international Federal Express or other internationally recognized courier service, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt if sent during the normal business hours of the recipient and, if not, on the next business day, and shall be delivered as addressed as follows:

if to the Company, to:

Unigene Laboratories Inc.

110 Little Falls Road

Fairfield, New Jersey 07004

Telephone: (973) 882-0860

Facsimile: (973) 227-6088

Attention: Warren Levy

with a copy to:

Dechert LLP

Princeton Pike Corporate Center

P.O. Box 5218

Princeton, NJ 08543-5218

Telephone: (609) 620-3200

Facsimile: (609) 620-3259

Attention: James J. Marino, Esq.

if to the Investor, to:

Tin Lon Investment Limited

Room 3805 38 Floor, Central Plaza 18 Harbour Road

Wanchai,

Hong Kong

Telephone: 00852-28023011

Facsimile: 00852-28024552

Attention: Mr. Cai Dongchen, Chairman

or at such other address or addresses as may have been furnished to the Company or the Investor, as applicable, from time to time in a notice meeting the requirements of this Section 5.1. For avoidance of doubt, all times and dates set forth in this Agreement (including the date and time of any notice) shall be the applicable time and date in the City of New York, New York, USA and all amounts of currency are stated in U.S. dollars ($).

5.2. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

5.3. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.4. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor unless otherwise stated herein.

5.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of law.

5.6. Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the Offering.

5.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren Levy
Name:	Warren Levy
Title:	President and Chief Executive Officer

TIN LON INVESTMENT LIMITED

By:	/s/ Cai Dongchen
Name:	Cai Dongchen
Title:	Chairman